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                                                                    EXHIBIT 23.2




               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (File Numbers 33-96242, 333-4658, and 33-90624) and on Form S-3 (File Number 333-24691) of DeepTech International, Inc. of the use of our report, Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests of Tatham Offshore, Inc., dated as of June 30, 1997, and all references to our firm appearing in this Annual Report on Form 10-K of DeepTech International Inc. for the fiscal year ended June 30, 1997.



                                     /s/ RYDER SCOTT COMPANY
                                         PETROLEUM ENGINEERS

                                     RYDER SCOTT COMPANY
                                     PETROLEUM ENGINEERS


Houston, Texas
September 24, 1997